EMPIRE STATE MUNICIPAL EXEMPT TRUST

                             GUARANTEED SERIES 122

                           REFERENCE TRUST AGREEMENT


            This Reference Trust Agreement dated November 1, 1995 among Glickenhaus & Co. and Lebenthal & Co., Inc., as Depositors, The Bank of New York, as Trustee and Muller Data Corporation, as Evaluator, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Empire State Municipal Exempt Trust, Guaranteed Series 66, Trust Indenture and Agreement" dated December 18, 1990 as amended in part by this Reference Trust Agreement (herein as amended or supplemented called the "Indenture"). This Reference Trust Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                               WITNESSETH THAT:

            In consideration of the premises and of the mutual agreements herein contained, the Depositors, the Trustee, and the Evaluator agree as follows:


                                    Part I

                    STANDARD TERMS AND CONDITIONS OF TRUST

            Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that for all purposes of this Empire State Municipal Exempt Trust, Guaranteed Series 122, and all subsequent Series, the following sections of the Indenture are amended as follows:

            (a) Section 1.1(9) is hereby amended by deleting the words "Standard and Poor's Corporation" therein and substituting the words "Muller Data Corporation" in place thereof.


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            (b)   Section 3.1 is hereby amended by revising it in
its entirety to read as follows:

            Section 3.1. Initial Cost. The cost of the initial preparation, printing and execution of the Certificates and this Indenture, Registration Statement and other documents relating to the Trust, Federal and State registration fees and costs, the initial fees and expenses of the Trustee and Evaluator, legal and auditing expenses and other out-of-pocket expenses (excluding expenses incurred in the preparation and printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses), to the extent not borne by the Depositors, shall be paid by the Trust; provided, however, the Trust shall not bear such expenses in excess of the amount shown in the Statement of Condition included in the Prospectus, and any such excess shall be borne by the Depositors. To the extent the funds in the Interest and Principal Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.1, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Interest Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance in the manner provided in Section 3.5, and the provisions of
            Section 6.4 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor, shall apply to the payment of expenses made pursuant to this Section. For purposes of calculation of distributions under Section 3.5 and the addition provided in clause (4) of Section 5.1, the expenses borne by the Trust pursuant to this Section shall be deemed to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust.

            (c) Section 5.1 is hereby amended by revising the second sentence thereof to read as follows:

            Such evaluations shall take into account and itemize separately
            (1) the cash on hand in the Trust Fund (other than cash declared held specially for purchase of Contract Bonds under Section 3.14 hereof or cash credited to the Reserve Account) or moneys in the

                                      -2-
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



            process of being collected from matured interest coupons or bonds matured or called for redemption prior to maturity, (2) the value of each issue of the Bonds (including Contract Bonds) on the bid side of the market as determined by the Evaluator pursuant to
            Section 4.1, (3) interest accrued thereon not subject to collection and distribution, and (4) amounts representing organizational expenses paid less amounts representing secured organizational expenses of the Trust.



                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

            The following special terms and conditions are hereby agreed to:

            (a) The interest-bearing obligations listed in Schedule A hereto have been deposited in trust under this Indenture.

            (b) For the purposes of the definition of the Unit in item (28) of
Section 1.1, the fractional undivided interest in and ownership of the Trust is 10,000.

            (c)  The fiscal year for the Trust shall end on July
31st of each year.

            (d) All Certificateholders of record on November 15, 1995 (the "First Monthly Record Date") who have selected the monthly distribution plan, will receive a distribution to be made on or shortly after December 1, 1995 (the "First Distribution Date"), and thereafter distributions will be made monthly. The first semi-annual distribution will be made on or shortly after December 1, 1995 to all Certificateholders of record on November 15, 1995 who have selected the semi-annual distribution plan, and thereafter distributions will be made semi-annually.

            (e)  The First Settlement Date shall mean November 6,
1995.

            (f) The number of Units referred to in Section 2.3 is 10,000.

            (g) For the purposes of Section 4.3, the Evaluator shall receive for each evaluation of the Bonds in the Trust $.55 per Bond for each valuation.

            (h) For purposes of Section 6.4, the Trustee shall be paid per annum $1.33 per $1,000 principal amount of Bonds for

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


that portion of the Trust under the monthly distribution plan and $0.93 per $1,000 principal amount of Bonds for that portion of the Trust under the semi-annual distribution plan.

            (i) For purposes of Section 8.6, the Depositors' maximum annual fee is hereby specified to be $0.25 per $1,000 principal amount of Bonds in the Trust.

            (j) For purposes of Section 9.2, the Mandatory Termination Date for the Trust is December 31, 2044.

            (k) For purposes of this Series of Empire State Municipal Exempt Trust, the form of Certificate set forth in this Indenture shall be appropriately modified to reflect the title of this Series as set forth above.

            (l) For purposes of this Series of Empire State Municipal Exempt Trust, the execution date of this Indenture shall be the date first written above.

            IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                        [Signatures on separate pages]

                                      -4-
295222.1

                                                                                                              SCHEDULE A




                                            EMPIRE STATE MUNICIPAL EXEMPT TRUST

                                                   Guaranteed Series 122

                                     Portfolio as of Date of Deposit, November 1, 1995

                                                                                   Redemption Features
Port-                                                                  Coupon      Ant.--Anticipated       Yield       Cost of
folio    Rating      Principal      Represented by Contracts to      Rate and      S.F.--Sinking Fund       to       Securities
 No.     (1)(2)     Amount (3)        Purchase Securities (4)        Maturity      Opt.--Optional (5)    Maturity   to Trust (6)(7)

 1      AAA/Aaa      $ 1,250,000   State of New York Mortgage            6.450%   04/01/10 @ 100 S.F.     5.912%(8)   $1,303,125.00
                                   Agency, Homeowner Mortgage          10/01/17   09/01/04 @ 102 Opt.
                                   Revenue Bonds, Series 43 (MBIA
                                   Insured)
 2      AAA/Aaa        2,000,000   New York State Thruway                 5.750   01/01/13 @ 100 S.F.     5.800        1,987,160.00
                                   Authority, General Revenue          01/01/19   01/01/02 @ 102 Opt.
                                   Bonds, Series A (MBIA Insured)
 3      AAA/Aaa        2,000,000   New York State Medical Care            5.750   02/15/09 @ 100 Ant.     5.827        1,980,000.00
                                   Facilities Finance Agency,          08/15/19   08/15/02 @ 102 Opt.
                                   Hospital & Nursing Home, FHA-
                                   Insured Mortgage Revenue Bonds,
                                   1992 Series C (MBIA Insured)
 4      AAA/Aaa        2,365,000   New York State Medical Care            5.700   08/15/05 @ 100 Ant.     5.800        2,330,045.30
                                   Facilities Finance Agency, St.      02/15/29   08/15/03 @ 102 Opt.
                                   Luke's-Roosevelt Hospital Center,
                                   FHA-Insured Mortgage Revenue
                                   Bonds, 1993 Series A (MBIA
                                   Insured)
 5      AAA/Aaa        1,975,000   Dormitory Authority of the State       5.000   07/01/17 @ 100 S.F.     5.700        1,789,547.50
                                   of New York, Mount Sinai School     07/01/21   07/01/04 @ 102 Opt.
                                   of Medicine, Insured Revenue
                                   Bonds Series 1994 (MBIA
                                   Insured)
 6      AAA/Aaa          410,000   The City of New York, General          0.000   No Sinking Fund         5.721          102,500.00
                                   Obligation Bonds, Principal New     06/01/20   No Optional Call
                                   York City Savers, Fiscal 1991
                                   Series B (FSA Insured)

                     $10,000,000                                                                                      $9,492,377.80



                                      GLICKENHAUS & CO.



                                      By /s/Brian C. Laux
                                           Attorney-in-Fact
                                           for each of the
                                           General Partners


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          I, Carla Vogel, a Notary Public in and for the said County in the State aforesaid, do hereby certify that Brian C. Laux, personally known to me to be the same whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as Attorney-in-Fact for each of the General Partners, and as the free and voluntary act of said GLICKENHAUS & CO., for the uses and purposes therein set forth.

         GIVEN, under my hand and notarial seal this 31st day of October, 1995.


                                                /s/Carla Vogel
                                                Notary Public


[SEAL]
My Commission Expires:  11/1/95

313665.1

                                      Lebenthal & Co., Inc.



                                      By:  /s/ James E. McGrath
                                              Authorized Officer

ATTEST:



By:  /s/D. Warren Kaufman
     Secretary

[CORPORATE SEAL]






STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          I, Carla Vogel, a Notary Public in and for the said County in the State aforesaid, do hereby certify that James E. McGrath and D. Warren Kaufman personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be the Authorized Officer and Secretary, respectively, of LEBENTHAL & CO., INC., appeared before me this day in person, and acknowledged that they signed, sealed with the corporate seal of LEBENTHAL & CO., INC., and delivered the said instrument as their free and voluntary act as such Authorized Officer and Secretary, respectively, and as the free and voluntary act of said LEBENTHAL & CO., INC., for the uses and purposes therein set forth.

            GIVEN, under my hand and notarial seal this 31st day of October, 1995.



                                                   /s/Carla Vogel
                                                   Notary Public


[SEAL]

My commission expires:  11/1/95



313665.1

                                      THE BANK OF NEW YORK, Trustee



                                      By:  /s/Ludim Samabria
                                           Vice President

ATTEST:



By:  /s/Jennifer Dicker


(CORPORATE SEAL)


STATE OF NEW YORK        )
                         ) ss.:
COUNTY OF NEW YORK       )


          I, Emanuel T. Lytle, Jr., a Notary Public in and for the said County in the State aforesaid, do hereby certify that Lubim Samabria and Jennifer Dicker personally known to me to be the same persons whose names are subscribed to the foregoing instrument and personally known to me to be a Vice President and Assistant Vice President, respectively, of The Bank of New York, appeared before me this day in person, and acknowledge that they signed, sealed with the corporate seal of The Bank of New York and delivered the said instrument as their free and voluntary act as such Vice President and Assistant Vice President, respectively, and as the free and voluntary act of said The Bank of New York for the uses and purposes therein set forth.

          GIVEN, under my hand and notarial seal this 31st day of October, 1995.



                                             /s/Emanuel T. Litle, Jr.
                                             Notary Public


[SEAL]

My commission expires: 4/30/97


313665.1

                                      MULLER DATA CORPORATION, Evaluator


                                      By:  /s/Mario S. Buscemi
                                           Mario S. Buscemi
                                           Chief Operating Officer



ATTEST:


By: /s/Richard Birnbaum
   Richard Birnbaum
   Vice President

[CORPORATE SEAL]

313665.1